                                    BY-LAWS

                                      OF

                           CREDIT TECHNOLOGIES, INC.

                               TABLE OF CONTENTS

Section 1.  CERTIFICATE OF INCORPORATION AND BY-LAWS........................1
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1.1  By-Laws Subject to Certificate of Incorporation........................1

Section 2.  OFFICES.........................................................1
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2.1  Registered Office......................................................1
2.2  Other Offices..........................................................1

Section 3.  STOCKHOLDERS....................................................1
- ---------

3.1  Location of Meetings...................................................1
3.2  Annual Meeting.........................................................1
3.3  Notice of Annual Meeting...............................................1
3.4  Special Meetings.......................................................2
3.5  Notice of Special Meetings.............................................2
3.6  Stockholder List.......................................................2
3.7  Quorum of Stockholders.................................................2
3.8  Adjournment............................................................3
3.9  Proxy Representation...................................................3
3.10 Inspectors.............................................................3
3.11 Action by Vote.........................................................3
3.12 Action Without Meetings................................................4

Section 4.  DIRECTORS.......................................................4
- ---------

4.1  Number.................................................................4
4.2  Qualification..........................................................4
4.3  Tenure.................................................................4
4.4  Powers.................................................................5
4.5  Vacancies..............................................................5
4.6  Committees.............................................................5
4.7  Regular Meetings.......................................................6
4.8  Special Meetings.......................................................6
4.9  Notice.................................................................6
4.10 Quorum.................................................................6
4.11 Action by Vote.........................................................6
4.12 Action Without a Meeting...............................................6
4.13 Participation in Meetings by Conference Telephone......................7
4.14 Compensation...........................................................7
4.15 Interested Directors and Officers......................................7

4.16 Resignation or Removal of Directors....................................8

Section 5.  NOTICES.........................................................8
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5.1  Form of Notice.........................................................8
5.2  Waiver of Notice.......................................................8

Section 6.  OFFICERS AND AGENTS.............................................9
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6.1  Enumeration; Qualification.............................................9
6.2  Powers.................................................................9
6.3  Election...............................................................9
6.4  Tenure.................................................................9
6.5  Chairman of the Board, President and Vice President....................9
6.6  Treasurer and Assistant Treasurers....................................10
6.7  Secretary and Assistant Secretaries...................................10
6.8  Resignation and Removal...............................................10
6.9  Vacancies.............................................................11
6.10 Compensation..........................................................11
6.11 Registered Agent......................................................11

Section 7.  CAPITAL STOCK..................................................11
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7.1  Stock Certificates....................................................11
7.2  Lost Certificates.....................................................11

Section 8.  TRANSFER OF SHARES OF STOCK....................................12
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8.1  Transfer on Books.....................................................12

Section 9.  GENERAL PROVISIONS.............................................12
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9.1  Record Date...........................................................12
9.2  Dividends.............................................................13
9.3  Payment of Dividends..................................................13
9.4  Checks................................................................13
9.5  Fiscal Year...........................................................14
9.6  Seal..................................................................14
9.7  Voting of Securities..................................................14
9.8  Severability..........................................................14

Section 10.  INDEMNIFICATION...............................................14
- ----------

10.1 Indemnification.......................................................14
10.2 Not Exclusive.........................................................14
10.3 Continuation of Benefits; Successors..................................14

Section 11.  AMENDMENTS....................................................14
- ----------

11.1 By Stockholders.......................................................14
11.2 By Directors..........................................................15
11.3 No Limitation on Power of Stockholders................................15

                                    BY-LAWS
                                      OF
                           CREDIT TECHNOLOGIES, INC.


Section 1.  CERTIFICATE OF INCORPORATION AND BY-LAWS

     1.1  By-Laws Subject to Certificate of Incorporation.  These by-laws are
          -----------------------------------------------
subject to the certificate of incorporation of the corporation. In the event of any inconsistency between the certificate of incorporation and these by-laws, the certificate of incorporation shall be controlling. In these by-laws, references to the certificate of incorporation and by-laws mean the provisions of the certificate of incorporation and the by-laws as are from time to time in effect.

Section 2.  OFFICES

     2.1  Registered Office.  The registered office of the corporation shall be
          -----------------
in the City of Dover, County of Kent, State of Delaware.

     2.2  Other Offices.  The corporation may also have offices at such other
          -------------
places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Section 3.  STOCKHOLDERS

     3.1  Location of Meetings.  Meetings of the stockholders shall be held at
          --------------------
such place either within or without the State of Delaware as shall be designated from time to time by the board of directors or the president of the corporation; provided, however, that special meetings upon one or more stockholders' application shall be held in the same county as the principal executive offices of the corporation unless some other place specified in the application shall be approved by the directors. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

     3.2  Annual Meeting.  The annual meeting of stockholders shall be held at
          --------------
such time on such date as shall be designated by the board of directors. At the annual meeting of stockholders the stockholders shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting.

     3.3  Notice of Annual Meeting.  Written notice of the annual meeting
          ------------------------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice may specify the business to be transacted and actions to be taken at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

     3.4  Special Meetings.  Special meetings of the stockholders, for any
          ----------------
purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of the holders of at least twenty percent in voting interest of all capital stock of the corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business to be transacted at any such special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     3.5  Notice of Special Meetings.  Written notice of a special meeting
          --------------------------
stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

     3.6  Stockholder List.  The officer who has charge of the stock ledger of
          ----------------
the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     3.7  Quorum of Stockholders.  The holders of a majority of the stock issued
          ----------------------
and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, by the certificate of incorporation or by these by-laws. Except as otherwise provided by law, no stockholder present at a meeting may withhold his shares from the quorum count by declaring his shares absent from the meeting.

     3.8  Adjournment.  Any meeting of stockholders may be adjourned from time
          -----------
to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     3.9  Proxy Representation.  Every stockholder may authorize another person
          --------------------
or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may be, but need not be, limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     3.10 Inspectors.  The directors or the person presiding at the meeting may,
          ----------
but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon this discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, and the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

     3.11 Action by Vote.  When a quorum is present at any meeting, whether the
          --------------
same be an original or an adjourned session, a plurality of the votes properly cast for election of a director shall elect such director and a majority of the votes properly cast upon any question other than an election of a director shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     3.12 Action Without Meetings.  Unless otherwise provided in the certificate
          -----------------------
of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law and by these by-laws to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 4.  DIRECTORS

     4.1  Number.  The number of directors which shall constitute the whole
          ------
board shall not be less than one. The first board shall consist of such number of directors as may be named in the certificate of incorporation or as may be fixed by the incorporator or incorporators of the corporation. Thereafter, the number of directors may be increased or decreased at any time or from time to time by the stockholders or by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. The directors shall be elected at the annual meeting of the stockholders, except as otherwise provided in these by-laws.

     4.2  Qualification.  Directors need not be stockholders.
          -------------

     4.3  Tenure.  Except as otherwise provided by law, by the certificate of
          ------
incorporation or by these by-laws, each director shall hold office until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

     4.4  Powers.  The business and affairs of the corporation shall be managed
          ------
by or under the direction of the board of directors which shall have and may exercise all the powers of the corporation and do all such lawful acts and things, including, without limitation, issuing unissued capital stock from time to time authorized under the certificate of incorporation, as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

     4.5  Vacancies.  Vacancies and any newly created directorships resulting
          ---------
from any increase in the number of directors elected by all of the stockholders having the right to vote as a single class may be filled by vote of the stockholders at a meeting called for that purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled by the certificate of incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a newly created directorship resulting from an increase in the number of directors shall hold office until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.
The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

     4.6  Committees.  The board of directors may, by vote of a majority of the
          ----------
whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors, (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of such committee, and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which may require it, the power and authority to declare dividends or to authorize the issuance of stock, and the power and authority to adopt a certificate of ownership and merger pursuant to Section 253 of Title 8 of the General Corporation Law of the State of Delaware; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of any such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine any committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or by such rules, its business shall be conducted in as nearly the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

     4.7  Regular Meetings.  Regular meetings of the board of directors may be
          ----------------
held without call or notice at such place within or without the State of Delaware and at such times as the board may from time to time determine, provided that any director who is absent when such a determination is made shall be given notice of such determination. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

     4.8  Special Meetings.  Special meetings of the board of directors may be
          ----------------
held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the president or by any one of the directors calling the meeting.

     4.9  Notice.  It shall be reasonable and sufficient notice to a director to
          ------
send notice by mail at least seventy-two hours or by telegram or telefax at least twenty-four hours before the meeting, addressed to him at his usual or last known business or residence address, or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     4.10 Quorum.  Except as may be otherwise provided by law, by the
          ------
certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; but a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     4.11 Action by Vote.  Except as may be otherwise provided by law, by the
          --------------
certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

     4.12 Action Without a Meeting.  Unless otherwise restricted by the
          ------------------------
certificate of
incorporation or these by-laws any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board of directors or of such committee, as the case may be, consent thereto in writing, and such writing is filed with the records of the meetings of the board of directors or of such committee. Such consent shall be treated for all purposes as the act of the board of directors or of such committee, as the case may be.

     4.13 Participation in Meetings by Conference Telephone.  Unless otherwise
          -------------------------------------------------
restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

     4.14 Compensation.  Unless otherwise restricted by the certificate of
          ------------
incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

     4.15 Interested Directors and Officers.
          ---------------------------------

          (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

          (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     4.16 Resignation or Removal of Directors.  Unless otherwise restricted by
          -----------------------------------
the certificate of incorporation, by law, or by these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors; provided, however, that whenever the holders of any class or series of stock are entitled by the certificate of incorporation to elect one or more directors, such director or directors may be removed only by the holders of a majority of stock of such class or series issued and outstanding and entitled to vote at an election of such director or directors. Any director may resign at any time by delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director removed shall have any right to receive compensation as such director for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 5.  NOTICES

     5.1  Form of Notice.  Whenever, under the provisions of law or of the
          -------------
certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telefax, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

     5.2  Waiver of Notice.  Whenever notice is required to be given under the
          ----------------
provisions
of law, the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

Section 6.  OFFICERS AND AGENTS

     6.1  Enumeration; Qualification.  The officers of the corporation shall be
          --------------------------
a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint, including without limitation a chairman of the board of directors and one or more vice presidents. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

     6.2  Powers.  Subject to law, to the certificate of incorporation and to
          ------
the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

     6.3  Election.  The board of directors at its first meeting after each
          --------
annual meeting of stockholders shall elect a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any officer, other than the president, treasurer or secretary, or any agents.

     6.4  Tenure.  Each officer shall hold office until his successor is elected
          ------
and qualified unless a shorter period shall have been specified in terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent of the corporation shall retain his authority at the pleasure of the directors, of the officer by whom he was appointed or by the officer who then holds agent appointive power.

     6.5  Chairman of the Board, President and Vice President.
          ---------------------------------------------------

     The chairman of the board, if any, shall have such duties and powers as shall be designated from time to time by the board of directors. The chairman of the board shall preside at all meetings of stockholders and directors at which he is present, except as otherwise voted by the board of directors.

     The president shall be the chief executive officer of the corporation, shall have direct and active charge of all business operations of the corporation and shall have general supervision of the entire business of the corporation, subject to the control of the board of directors. In the absence of the chairman of the board, or if there is no chairman of the board, the president shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors. The board of directors shall appoint another person to preside at any such meeting in the absence of the chairman of the board and the president.

     The president or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by the president.

     6.6  Treasurer and Assistant Treasurers.  The treasurer shall be the chief
          ----------------------------------
financial officer of the corporation, shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to him from time to time by the board of directors or by the president.

     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

     6.7  Secretary and Assistant Secretaries.  The secretary shall record all
          -----------------------------------
proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

     Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

     6.8  Resignation and Removal.  Any officer may resign at any time by
          -----------------------
delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

     6.9  Vacancies.  If the office of the president or the treasurer or the
          ---------
secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of his predecessor, and, in the case of the president, the treasurer and the secretary, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

     6.10 Compensation.  Unless otherwise restricted by the certificate of
          ------------
incorporation or by these by-laws, the board of directors shall have the authority to fix from time to time the compensation of officers.

     6.11 Registered Agent.  The corporation shall have and maintain in
          ----------------
Delaware a registered agent, which agent may be either an individual resident in Delaware whose business office is identical with the corporation's registered office, or a Delaware corporation (which may be the corporation), or a foreign corporation authorized to transact business in Delaware and having a business office identical with the registered office of the corporation.

Section 7.  CAPITAL STOCK

     7.1  Stock Certificates.  Each stockholder shall be entitled to a
          ------------------
certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and these by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by (i) the chairman of the board of directors or (ii) the president or a vice-president and by (iii) the treasurer or an assistant treasurer or (iv) the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed on, such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

     7.2  Lost Certificates.  The board of directors may direct a new
          -----------------
certificate or
certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the board of directors shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.  TRANSFER OF SHARES OF STOCK

     8.1  Transfer on Books.  Subject to any restrictions with respect to the
          -----------------
transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereof, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation. It shall be the duty of each stockholder to notify the corporation of his post office address.

Section 9.  GENERAL PROVISIONS

     9.1  Record Date.
          -----------

               (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If the record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the board of directors may fix a new record date for the adjourned meeting.

               (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

               (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     9.2  Dividends.  Dividends upon the capital stock of the corporation may be
          ---------
declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation.

     9.3  Payment of Dividends.  Before payment of any dividend, there may be
          --------------------
set aside out of any of funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     9.4  Checks.  All checks or demands for money and notes of the corporation
          ------
shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     9.5  Fiscal Year.  The fiscal year of the corporation shall begin on the
          -----------
first of October in each year and shall end on the last day of September next following, unless otherwise determined by the board of directors.

     9.6  Seal.  The board of directors may, by resolution, adopt a corporate
          ----
seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

     9.7  Voting of Securities.  Except as the directors may otherwise
          --------------------
designate, the president or treasurer may waive notice of, act at, and appoint any person or persons to act as proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

     9.8  Severability.  Any determination that any provision of these by-laws
          ------------
is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these by-laws.

Section 10.  INDEMNIFICATION

     10.1 Indemnification.  It being the intent of the corporation to provide
          --------------
the maximum protection available under the law to its officers and directors, the corporation shall indemnify and advance expenses to its officers and directors to the full extent the corporation is permitted or required to do so by the General Corporation Law of Delaware, as the same may be amended from time to time.

     10.2 Not Exclusive.  The indemnification and advancement of expenses
          -------------
provided by this Section 10 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, whether with respect to action in such person's official capacity or action in another capacity while holding such office.

     10.3 Continuation of Benefits; Successors.  The indemnification and
          ------------------------------------
advancement of expenses provided by this Section 10 shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.  AMENDMENTS

     11.1 By Stockholders.  These by-laws may be altered, amended or repealed,
          ---------------
or new
by-laws may be adopted by the stockholders, at any regular or special meeting of the stockholders.

     11.2 By Directors.  When such power is conferred upon the board of
          ------------
directors by the certificate of incorporation, these by-laws may be altered, amended or repealed, or new by-laws may be adopted by the board of directors, at any regular or special meeting of the board of directors.

     11.3 No Limitation on Power of Stockholders.  If the power to adopt, amend
          --------------------------------------
or repeal by-laws is conferred by the certificate of incorporation upon the board of directors, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.